UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2015

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Current Report on Form 8-K is filed by Manhattan Bridge Capital, Inc. (the “Registrant”), in connection with the items set forth below.

Item 1.01:	Entry into a Material Definitive Agreement.

On February 27, 2015 the Registrant entered into a Line of Credit Agreement with Webster Business Credit Corporation (the “Lender”) pursuant to which the Lender has agreed to advance up to $14 million at an interest rate of either LIBOR plus 4.75% or Prime plus 3.25% against assignments of mortgages and other collateral (the “WBCC Credit Agreement”). The new line of credit provided under the WBCC Credit Agreement replaces the $7 million line of credit the Registrant had in place with its previous lender, Sterling National Bank. The new line of credit was conditioned on an unlimited personal guarantee from Assaf Ran, the Registrant’s CEO, and DAG Funding Solutions, Inc., a wholly-owned subsidiary of the Registrant.

The foregoing description of the WBCC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the WBCC Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02:	Termination of a Material Definitive Agreement.

On February 27, 2015, the new line of credit from the Lender replaced the $7 million line of credit the Registrant had with Sterling National Bank. See Registrant’s response to Item 1.01, hereto.

Item 8.01:	Other Events.

On March 2, 2015, the Registrant issued a press release announcing its entry into the WBCC Credit Agreement, which press release is Exhibit 99.1, hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Line of Credit Agreement, entered into as of February 27, 2015, between the Registrant and Webster Business Credit Corporation.
99.1	Press Release, dated March 2, 2015.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: March 2, 2015	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer

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